CONTACTS:    Investors                        Media
Robin Washington                    Amy Flood
(650) 522-5688                        (650) 522-5643

Susan Hubbard
(650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

- Product Sales of $2.21 Billion, Up 19 Percent over First Quarter 2011 -
- Non-GAAP EPS of $0.91, Up 5 Percent over First Quarter 2011 -

Foster City, CA, April 26, 2012 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended March 31, 2012. Total revenues for the first quarter of 2012 increased 19 percent to $2.28 billion, from $1.93 billion for the first quarter of 2011. Net income for the first quarter of 2012 was $442.0 million, or $0.57 per diluted share compared to $651.1 million, or $0.80 per diluted share for the first quarter of 2011. Net income for the first quarter of 2012 included acquisition-related compensation expense of $193.9 million, or $0.25 per diluted share for the acceleration of unvested stock options in connection with the Pharmasset Inc. (Pharmasset) acquisition. Non-GAAP net income for the first quarter of 2012, which excludes acquisition-related, restructuring and stock-based compensation expenses, was $704.4 million, or $0.91 per diluted share compared to $702.8 million, or $0.87 per diluted share for the first quarter of 2011.

Acquisition of Pharmasset
On January 17, 2012, Gilead completed the acquisition of Pharmasset for $11.1 billion in cash, which was recorded in the first quarter of 2012 as in-process research and development of $10.7 billion, goodwill of $74.8 million, net assets and liabilities assumed of $63.6 million and stock-based compensation expense of $193.9 million.

Product Sales
Product sales increased 19 percent to $2.21 billion for the first quarter of 2012 compared to $1.86 billion for the first quarter of 2011. This increase in product sales was driven primarily by Gilead's antiviral franchise, resulting from increased sales of Atripla® (efavirenz 600 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) and Truvada® (emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg), and the launch of Complera®/Eviplera® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir disoproxil fumarate 300 mg) in the second half of 2011.

Antiviral Franchise
Antiviral product sales increased 18 percent to $1.93 billion for the first quarter of 2012, up from $1.63 billion for the same quarter of 2011, reflecting sales growth of 24 percent in the U.S. and 7 percent in Europe. In the U.S., antiviral product sales for the first quarter of 2012 reflect the benefit of fiscal year-end purchases by certain state AIDS Drug Assistance Programs (ADAPs).

- more -
Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA     www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

April 26, 2012	Page2

•	Atripla
Sales of Atripla increased 19 percent to $887.6 million for the first quarter of 2012, up from $744.5 million for the first quarter of 2011, reflecting sales growth of 21 percent in the U.S. and 7 percent in Europe.

•	Truvada
Sales of Truvada increased 13 percent to $758.3 million for the first quarter of 2012, up from $673.1 million for the first quarter of 2011, reflecting sales growth of 17 percent in the U.S. and 8 percent in Europe.

•	Viread
Sales of Viread® (tenofovir disoproxil fumarate) increased 14 percent to $191.7 million for the first quarter of 2012, up from $168.4 million for the first quarter of 2011, reflecting sales growth of 13 percent in the U.S. and 12 percent in Europe.

•	Complera/Eviplera
Sales of Complera/Eviplera more than doubled to $52.2 million during the first quarter of 2012 from $19.7 million for the fourth quarter of 2011. Complera and Eviplera were approved in the U.S. and European Union, respectively, in the second half of 2011.

Letairis
Sales of Letairis® (ambrisentan) increased 40 percent to $87.3 million for the first quarter of 2012, up from $62.2 million for the first quarter of 2011.

Ranexa
Sales of Ranexa® (ranolazine) increased 22 percent to $83.2 million for the first quarter of 2012, up from $68.3 million for the first quarter of 2011.

Other Products
Sales of other products were $112.0 million for the first quarter of 2012 compared to $102.4 million for the first quarter of 2011 and included AmBisome® (amphotericin B) liposome for injection and Cayston® (aztreonam for inhalation solution).

Royalty, Contract and Other Revenues
Royalty, contract and other revenues from collaborations were $74.1 million for the first quarter of 2012, up 19 percent from $62.5 million for the first quarter of 2011, due primarily to an increase in other royalty revenues, which included higher royalties from GlaxoSmithKline Inc. for Volibris® (ambrisentan) and Japan Tobacco for Truvada, partially offset by lower Tamiflu royalties from F. Hoffmann-La Roche Ltd.

Research and Development
Research and development (R&D) expenses for the first quarter of 2012 were $458.2 million compared to $254.4 million for the first quarter of 2011. R&D expenses for the first quarter of 2012 included $100.1 million of the $193.9 million acquisition-related stock-based compensation expense. Non-GAAP R&D expenses for the first quarter of 2012, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $331.3 million compared to $237.5 million for the first quarter of 2011. The increase in non-GAAP R&D expenses was due primarily to increased clinical activities, particularly in liver disease, and expenses associated with the continued advancements of Gilead's product pipeline.

- more -

April 26, 2012	Page3

Selling, General and Administrative
Selling, general and administrative (SG&A) expenses in the first quarter of 2012 were $443.1 million compared to $295.6 million for the first quarter of 2011. SG&A expenses for the first quarter of 2012 included $93.8 million of the $193.9 million acquisition-related stock-based compensation expense. Non-GAAP SG&A expenses for the first quarter of 2012, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $307.7 million compared to $263.1 million for the first quarter of 2011. The increase in non-GAAP SG&A expenses was due primarily to increased expenses to support the ongoing growth of Gilead's business and an increase in the pharmaceutical excise tax.

Interest Expense and Other Income (Expense), Net
Interest expense for the first quarter of 2012 was $97.3 million compared to $41.2 million for the first quarter of 2011. The increase was due primarily to the additional debt Gilead issued in connection with its acquisition of Pharmasset. Other income (expense), net for the first quarter of 2012 was a net expense of $34.1 million compared to net income of $13.8 million in the first quarter of 2011. The change was due primarily to a $40.1 million loss resulting from the Greek government's debt restructuring.

Net Foreign Currency Exchange Impact
The net foreign currency exchange impact on first quarter 2012 revenues and pre-tax earnings was an unfavorable $16.4 million and $16.2 million, respectively, compared to the first quarter of 2011.

Cash, Cash Equivalents and Marketable Securities
As of March 31, 2012, Gilead had cash, cash equivalents and marketable securities of $1.50 billion compared to $9.96 billion as of December 31, 2011. The decrease was due to the acquisition of Pharmasset. Gilead generated $453.0 million of operating cash flow during the first three months of 2012. Cash flows from operating activities included the impact from the $193.9 million acquisition-related stock-based compensation expense and other Pharmasset-related payments, the timing of vendor payments related to our ERP system implementation in the fourth quarter of 2011 and payments for R&D milestones.

Other Corporate Highlights
In January, Gilead announced that Roy D. Baynes, MD, PhD, joined the company as Senior Vice President, Oncology Therapeutics. Dr. Baynes reports to Norbert W. Bischofberger, PhD, Executive Vice President, Research and Development and Chief Scientific Officer and is responsible for Gilead's R&D efforts in oncology and inflammation.

Product and Pipeline Update
Antiviral Franchise
In January, the U.S. Food and Drug Administration (FDA) approved Viread in combination with other antiretroviral agents for the treatment of HIV-1 infection in pediatric patients ages 2-12. The FDA approved three lower-strength once-daily tablets of Viread in doses of 150 mg, 200 mg and 250 mg for children ages 6-12. The agency also approved an oral powder formulation of Viread for children ages 2-5.

Also in January, Gilead announced the initiation of a Phase 2 clinical trial evaluating GS-7340 for the treatment of HIV-1 infection in treatment-naïve adults. GS-7340 is a novel prodrug of tenofovir, the active agent in Viread. The Phase 2 study is evaluating GS-7340 as part of a once-daily, co-formulated single-tablet regimen that also contains Gilead's investigational boosting agent cobicistat, the investigational integrase inhibitor elvitegravir, and Emtriva. The GS-7340-containing single-tablet regimen is being compared to Gilead's Quad single-tablet regimen, which contains Viread, Emtriva, elvitegravir and cobicistat. Quad is currently under review for marketing approval by U.S. and European regulatory agencies.

In February, the FDA accepted Gilead's supplemental New Drug Application (sNDA) for once-daily Truvada for pre-exposure prophylaxis to reduce the risk of HIV-1 infection among uninfected adults. The sNDA was granted a six-month Priority Review with a target review date of June 15th under the Prescription Drug User Fee Act.

- more -

April 26, 2012	Page4

Also in February, Gilead announced that the majority of hepatitis C genotype 1 patients with a prior “null” response to an interferon-containing regimen enrolled in the ongoing ELECTRON study experienced viral relapse within four weeks of completing 12 weeks of treatment with GS-7977 plus ribavirin. These data were presented at the 19th Conference on Retroviruses and Opportunistic Infections (CROI 2012).

Lastly, in March, Gilead announced full Phase 3 clinical trial results from pivotal Studies 102 and 103 evaluating the Quad regimen versus Atripla among HIV-1 infected antiretroviral treatment-naïve adults. Study 102 demonstrated that Quad is non-inferior to Atripla after 48 weeks of therapy among HIV-1 infected treatment-naïve adults. Study 103 determined that Quad was non-inferior to a protease-based regimen of ritonavir-boosted atazanavir plus Truvada at 48 weeks of therapy also among HIV-1 infected treatment-naïve adults. Both data sets were presented at CROI 2012.

Conference Call
At 5:00 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its first quarter 2012 as well as provide a general business update. To access the webcast live via the internet, please connect to the company's website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-800-320-2978 (U.S.) or 1-617-614-4923 (international) and dial the participant passcode 47712406 to access the call.

A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through April 29, 2012. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 71835738.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia Pacific.

Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the first quarter of 2012 and 2011. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on page 7.

- more -

April 26, 2012	Page5

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory franchises; unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; the availability of funding for state ADAPs and their ability to purchase at levels to support the number of patients that rely on ADAPs; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit NDAs for new product candidates in the timelines currently anticipated, including GS-7977 for the treatment of HCV; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including Quad or Truvada for PrEP to reduce the risk of HIV infection; Gilead's ability to successfully commercialize its products, including Complera/Eviplera and Viread for pediatric use; Gilead's ability to successfully develop its respiratory, cardiovascular and oncology franchises; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates, including GS-7340 for the treatment of HIV-1 infection; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; Gilead's ability advance Pharmasset's product pipeline or develop an all-oral antiviral regimen for HCV; the effects of the Pharmasset acquisition on relationships with employees and the risk that anticipated synergies and benefits will not be realized; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its Annual Report on Form 10-K for the year ended December 31, 2011 and other subsequent disclosure documents filed with the Securities and Exchange Commission and press releases. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Truvada, Viread, Hepsera, Complera, Eviplera, Emtriva, AmBisome, Letairis, Cayston, Ranexa and Volibris are
registered trademarks of Gilead Sciences, Inc.
Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.
Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

- more -

April 26, 2012	Page6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Product sales	$2,208,342	$1,863,578
Royalty, contract and other revenues	74,107	62,516
Total revenues	2,282,449	1,926,094
Costs and expenses:
Cost of goods sold	580,931	474,111
Research and development	458,211	254,446
Selling, general and administrative	443,121	295,568
Total costs and expenses	1,482,263	1,024,125
Income from operations	800,186	901,969
Interest expense	(97,270)	(41,216)
Other income (expense), net	(34,085)	13,832
Income before provision for income taxes	668,831	874,585
Provision for income taxes	231,300	227,282
Net income	437,531	647,303
Net loss attributable to noncontrolling interest	4,425	3,838
Net income attributable to Gilead	$441,956	$651,141
Net income per share attributable to Gilead common stockholders - basic	$0.58	$0.82
Net income per share attributable to Gilead common stockholders - diluted	$0.57	$0.80
Shares used in per share calculation - basic	756,286	796,115
Shares used in per share calculation - diluted	777,388	811,857

April 26, 2012	Page7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Cost of goods sold reconciliation:
GAAP cost of goods sold	$580,931	$474,111
Stock-based compensation expenses	(2,101)	(2,644)
Acquisition-related amortization of purchased intangibles	(15,836)	(17,407)
Non-GAAP cost of goods sold	$562,994	$454,060

Product gross margin reconciliation:
GAAP product gross margin	73.7%	74.6%
Stock-based compensation expenses	0.1%	0.1%
Acquisition-related amortization of purchased intangibles	0.7%	0.9%
Non-GAAP product gross margin(1)	74.5%	75.7%

Research and development expenses reconciliation:
GAAP research and development expenses	$458,211	$254,446
Stock-based compensation expenses	(118,623)	(16,720)
Restructuring expenses	(5,514)	213
Acquisition-related transaction costs	—	(446)
Acquisition-related remeasurement of contingent consideration	(2,736)	—
Non-GAAP research and development expenses	$331,338	$237,493

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$443,121	$295,568
Stock-based compensation expenses	(121,944)	(30,106)
Restructuring expenses	(3,156)	(2,019)
Acquisition-related transaction costs	(10,280)	(378)
Non-GAAP selling, general and administrative expenses	$307,741	$263,065

Operating margin reconciliation:
GAAP operating margin	35.1%	46.8%
Stock-based compensation expenses	10.6%	2.6%
Restructuring expenses	0.4%	0.1%
Acquisition-related transaction costs	0.5%	0.0%
Acquisition-related amortization of purchased intangibles	0.7%	0.9%
Acquisition-related remeasurement of contingent consideration	0.1%	—
Non-GAAP operating margin(1)	47.3%	50.4%

Interest expense reconciliation:
GAAP interest expense	$(97,270)	$(41,216)
Acquisition-related transaction costs	7,333	—
Non-GAAP interest expense	$(89,937)	$(41,216)

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead, net of tax	$441,956	$651,141
Stock-based compensation expenses	229,604	36,614
Restructuring expenses	6,346	1,337
Acquisition-related transaction costs	12,891	824
Acquisition-related amortization of purchased intangibles	11,590	12,883
Acquisition-related remeasurement of contingent consideration	2,002	—
Non-GAAP net income attributable to Gilead, net of tax	$704,389	$702,799

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.57	$0.80
Stock-based compensation expenses	0.30	0.05
Restructuring expenses	0.01	—
Acquisition-related transaction costs	0.02	0.00
Acquisition-related amortization of purchased intangibles	0.01	0.02
Acquisition-related remeasurement of contingent consideration	0.00	—
Non-GAAP diluted earnings per share(1)	$0.91	$0.87

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	777,388	811,857
Share impact of current stock-based compensation rules	(2,038)	(2,030)
Non-GAAP shares used in per share calculation (diluted)	775,350	809,827

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$17,937	$20,051
Research and development expenses adjustments	126,873	16,953
Selling, general and administrative expenses adjustments	135,380	32,503
Interest expense adjustments	7,333	—
Total non-GAAP adjustments before tax	287,523	69,507
Income tax effect	(25,090)	(17,849)
Total non-GAAP adjustments after tax	$262,433	$51,658

Note:
(1) Amounts may not sum due to rounding

April 26, 2012	Page8

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$1,500,110	$9,963,972
Accounts receivable, net	2,163,659	1,951,167
Inventories	1,418,033	1,389,983
Property, plant and equipment, net	782,867	774,406
Intangible assets, net	11,767,027	1,062,864
Goodwill	1,078,919	1,004,102
Other assets	1,239,771	1,156,640
Total assets	$19,950,386	$17,303,134

Current liabilities	$4,187,904	$2,514,790
Long-term liabilities	8,398,398	7,920,995
Stockholders’ equity (Note 2)	7,364,084	6,867,349
Total liabilities and stockholders’ equity	$19,950,386	$17,303,134

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2011.
(2) As of March 31, 2012, there were 758,190 shares of common stock issued and outstanding.

April 26, 2012	Page9

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Antiviral products:
Atripla – U.S.	$562,044	$462,767
Atripla – Europe	270,696	253,057
Atripla – Other International	54,856	28,688
	887,596	744,512

Truvada – U.S.	373,326	320,113
Truvada – Europe	321,876	299,156
Truvada – Other International	63,061	53,842
	758,263	673,111

Viread – U.S.	81,656	72,480
Viread – Europe	84,885	76,012
Viread – Other International	25,152	19,903
	191,693	168,395

Complera / Eviplera – U.S.	48,639	—
Complera / Eviplera – Europe	3,267	—
Complera / Eviplera – Other International	274	—
	52,180	—

Hepsera – U.S.	12,809	13,874
Hepsera – Europe	13,965	21,488
Hepsera – Other International	2,523	2,734
	29,297	38,096

Emtriva – U.S.	4,093	3,902
Emtriva – Europe	1,811	1,685
Emtriva – Other International	873	989
	6,777	6,576

Total Antiviral products – U.S.	1,082,567	873,136
Total Antiviral products – Europe	696,500	651,398
Total Antiviral products – Other International	146,739	106,156
	1,925,806	1,630,690

AmBisome	84,764	78,506
Letairis	87,288	62,174
Ranexa	83,201	68,293
Other products	27,283	23,915
	282,536	232,888

Total product sales	$2,208,342	$1,863,578